EXHIBIT 21.1

Subsidiaries of MSCI Inc.

NAME	Jurisdiction of Incorporation/Organization
Barra Inc.	Delaware
RiskMetrics Group, Inc.	Delaware
MSCI Limited	United Kingdom
MSCI Australia Pty Limited	Australia
MSCI Barra Financial Information Consultancy (Shanghai) Limited	Shanghai
MSCI Barra SA	Switzerland
MSCI Services Private Limited	India
MSCI KFT	Hungary
MSCI Holdings LLC	Delaware
MSCI S. de R.L. de C.V.	Mexico

Subsidiaries of Barra, Inc.

NAME	Jurisdiction of Incorporation/Organization
Barra International Ltd.	Delaware
Barra Japan K.K.	Japan
Financial Engineering Associates Inc.	California

Subsidiaries of Barra International, Ltd.

NAME	Jurisdiction of Incorporation/Organization
Investment Performance Objects Pty Limited	Australia
BarraConsult, Ltda.	Brazil

Subsidiaries of RiskMetrics Group, Inc.

NAME	Jurisdiction of Incorporation/Organization
RiskMetrics Group Holdings, LLC	Delaware

Subsidiaries of RiskMetrics Holdings, LLC

NAME	Jurisdiction of Incorporation/Organization
RiskMetrics Solutions, Inc.	Delaware
Institutional Shareholder Services Inc.	Delaware

Subsidiaries of RiskMetrics Solutions, Inc.

NAME	Jurisdiction of Incorporation/Organization
RiskMetrics (Singapore) Pty Ltd.	Singapore
RiskMetrics (U.K.) Ltd.	United Kingdom
Measurisk LLC	Delaware

Subsidiaries of Institutional Shareholder Services Inc.

NAME	Jurisdiction of Incorporation/Organization
Innovest Strategic Value Advisors, Inc.	Delaware
KLD Research & Analytics, Inc.	Massachusetts
1 Corporate Governance Pty Ltd.	Australia
Institutional Shareholder Services Canada Corp.	Nova Scotia
Institutional Shareholder Services Europe S.A.	Belgium
Institutional Shareholder Services France S.A.S.	France
Institutional Shareholder Services Japan K.K.	Japan
ISS Corporate Services, Inc.	Delaware
ISS Europe Ltd.	United Kingdom
Investor Responsibility Research Center, Inc.	Delaware
Research Recommendations and Electronic Voting Ltd.	United Kingdom
RiskMetrics (Australia) Pty Ltd.	Australia
Securities Class Action Services, LLC	Delaware

Subsidiaries of Innovest Strategic Value Advisors, Inc.

NAME	Jurisdiction of Incorporation/Organization
Innovest France S.A.R.L.	France
Innovest Strategic Value Advisors, Pty. Ltd.	Australia

Subsidiaries of KLD Research and Analytics, Inc.

NAME	Jurisdiction of Incorporation/Organization
KLD Research Ltd	United Kingdom